Exhibit 99.1
FOR IMMEDIATE RELEASE
INVESTOR CONTACT:
Myrna Vance, 214.932.6646
myrna.vance@texascapitalbank.com
TEXAS CAPITAL BANCSHARES ANNOUNCES STOCK SALE
TO SUPPORT GROWTH PLANS
DALLAS (Sept. 8, 2008) — Texas Capital Bancshares, Inc. (NASDAQ:TCBI) today reported it entered into definitive agreements to sell 4 million shares of its authorized but unissued common stock in a private placement. Purchasers include a number of institutional investors, including T. Rowe Price Associates, Inc., on behalf of its participating sponsored funds and clients. The purchase price was $14.50 per share.
          “The confidence shown in Texas Capital with the commitment of new capital by these institutional investors is extremely gratifying,” said George Jones, president and CEO of Texas Capital. “Capital raised in this extremely well-handled transaction will put Texas Capital in a strong position to pursue growth opportunities in Texas. Texas Capital remains well positioned with a proven business strategy. Economic conditions in major markets of Texas have remained relatively strong, and the Company sees a significant opportunity to increase market share.” He also noted that the Company is very pleased that the investor group includes both current shareholders and those new to Texas Capital.
          In its presentation to investors Texas Capital provided information now available on the Company’s website, www.texascapitalbank.com, in the “Investors” section. Highlights of the information provided by the Company include the following:
•	Texas Capital remains on track to meet previously announced earnings guidance for 2008 of $30 million to $33 million in net income.

•	Credit quality remains strong in Q3-2008:
o	The Company expects net charge-offs to be less than half of the amount recognized in Q2-2008;

o	The Company noted that the provision for loan losses will be substantially lower than that incurred in Q2-2008 and modestly higher than the provision for Q1-2008; and

o	Non-performing assets are not believed to represent significant exposure to actual loss, even though non-performing assets may increase modestly during Q3-2008.

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TCBI ANNOUNCES STOCK SALE/2
•	Growth rates in loans have exceeded plan, while the Company expects modest compression to the net interest margin due to the growth and market conditions.

•	The addition of capital from the sale of new equity will support the Company’s growth objectives:
o	The transaction improves capital ratios and tangible equity;

o	The Company expects the offering to produce modest dilution in EPS for the remainder of 2008, a neutral impact in 2009 and is expected to be accretive in 2010 due to enhanced growth prospects.
The presentation will also be discussed at the Lehman Brothers Global Financial Services Conference on Tuesday, September 9, 2008.
          Net proceeds from this sale of common stock totaling $55 million will be used for general corporate purposes, including capital for support of the anticipated growth of Texas Capital Bank. Texas Capital anticipates closing this transaction on September 10, 2008. Fox-Pitt Kelton Cochran Caronia Waller acted as exclusive placement agent to Texas Capital in the transaction.
          The shares of common stock to be sold will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
ABOUT TEXAS CAPITAL BANCSHARES, INC.
Texas Capital Bancshares, Inc. (NASDAQ: TCBI) is the parent company of Texas Capital Bank, N.A., a commercial bank that delivers highly personalized financial services to businesses and private clients. Headquartered in Dallas, the Bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.
FORWARD-LOOKING STATEMENTS
The information in this press release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities and Exchange Act of 1934. Such statements are based upon current expectations that involve risks and uncertainties that may be outside of our control. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as “may,” “will,” “should,” “estimates,” “predicts,” “potential,” “continue,” “strategy,” “believes,” “anticipates,” “plans,” “expects,” “intends,” and similar expressions are intended to identify forward-looking statements. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements.

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